Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Jamie Spexarth, Chief Financial Officer

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
THIRD QUARTER 2024 RESULTS AND CONFERENCE CALL

Houston, October 30, 2024 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-Q for the period ended September 30, 2024. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on November 1, 2024.

For the third quarter of 2024, the Company reported net income from continuing operations of $21.9 million, or $1.09 per diluted share, with revenue of $197.3 million. This compares to net income from continuing operations of $29.5 million or $1.46 per diluted share, with revenue of $201.1 million, for the second quarter of 2024.

The Company’s Adjusted EBITDA (a non-GAAP measure defined on page 4) was $57.8 million compared to $60.0 million for the second quarter of 2024. Refer to pages 11 and 12 for a reconciliation of Adjusted EBITDA to GAAP results.

Third Quarter 2024 Geographic Breakdown

U.S. land revenue was $36.0 million for the third quarter of 2024, a decrease of 8% compared to revenue of $39.0 million for the second quarter of 2024. The decline in U.S. land revenue was primarily driven by decreased activity from our premium drill pipe and bottom hole accessories product lines within our Rentals segment, consistent with a reduced U.S. land rig count.

U.S. offshore revenue was $49.7 million in the third quarter of 2024, a decrease of 8% compared to revenue of $53.8 million in the second quarter of 2024. U.S. offshore revenue decreased primarily in our Well Services segments, with the most significant decline coming from our project-based completion services product line. U.S. Offshore revenue in the Rentals segment for the third quarter of 2024 was up $1.6 million versus the second quarter of 2024, despite approximately $1.0 million of revenue slipping to the fourth quarter of 2024 due to hurricane activity in September.

International revenue was $111.6 million in the third quarter of 2024, an increase of 3% compared to revenue of $108.4 million in the second quarter of 2024. International revenue was up across both our Rentals and Well Services segments, with the increase being driven by our hydraulic snubbing and well control services product lines.

Third Quarter 2024 Segment Reporting

The Rentals segment revenue in the third quarter of 2024 was $97.9 million, a 2% decrease compared to revenue of $99.9 million in the second quarter of 2024, primarily driven by reduced activity in U.S. land and hurricane disruptions in the U.S. offshore market. In the third quarter of 2024, Rentals segment income from operations was $43.9 million as compared to $44.1 million in the second quarter of 2024. Adjusted EBITDA was $55.9 million, a decrease from $56.0 million in the second quarter of 2024. Adjusted EBITDA Margin (a non-GAAP measure defined on page 4) was 57%, a 1% increase from the second quarter of 2024.

The Well Services segment revenue in the third quarter of 2024 was $99.5 million, a 2% decrease compared to revenue of $101.2 million in the second quarter of 2024 and income from operations for the third quarter of 2024 was $3.8 million as compared to $10.7 million in the second quarter of 2024. Adjusted EBITDA for the third quarter of 2024 was $15.4 million with an Adjusted EBITDA Margin of 16%, as compared to Adjusted EBITDA of $19.1 million with an Adjusted EBITDA Margin of 19% in the second quarter of 2024. The Well Services segment sequential decline was primarily driven by lower activity in our project-based completion services product line.

Liquidity

As of September 30, 2024, the Company had cash, cash equivalents, and restricted cash of approximately $380.6 million. As of September 30, 2024, our borrowing base, as defined in our credit agreement, was approximately $89.9 million, and we had $39.5 million in letters of credit outstanding which reduced the borrowing availability to $50.4 million. At September 30, 2024, we had no outstanding borrowings under our credit facility.

During the third quarter of 2024, we utilized an indirect foreign exchange mechanism known as a Blue Chip Swap. The transactions were completed at implied exchange rates that were approximately 63.0% higher than the official exchange rate, resulting in a loss of approximately $5.1 million during the third quarter of 2024.

During the third quarter of 2024, net cash from operating activities was $62.5 million. Free Cash Flow (a non-GAAP measure defined on page 4) for the third quarter of 2024 totaled $50.5 million as compared to $39.0 million for the second quarter of 2024. Refer to page 8 for a reconciliation of Free Cash Flow to Net Cash from Operating Activities.

Third quarter 2024 capital expenditures were $12.0 million. The Company expects total capital expenditures for 2024 to be approximately $100 to $110 million. Approximately 91% of total 2024 capital expenditures are targeted for the replacement of existing assets. Of the total estimated 2024 capital expenditures, approximately 68% is expected to be invested in the Rentals segment.

2024 Guidance

Our full year 2024 guidance remains consistent from the second quarter 2024 guidance. We expect 2024 revenue to come in at a range of $780 million to $840 million with 2024 Adjusted EBITDA expected to be in a range of $235 million to $265 million.

Conference Call Information

The Company’s management team will host a conference call on Friday, November 1, 2024, at 10:00 a.m. Eastern Time. The call will be available via live webcast in the “Events” section at ir.superiorenergy.com. To access via phone, participants can register for the call here, where they will be provided a phone number and access code. The call will be available for replay until November 1, 2025 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Jamie Spexarth at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measures

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Management uses Adjusted EBITDA and Adjusted EBITDA Margin internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes these non-GAAP measures provide investors useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA and Adjusted EBITDA Margin should be considered as supplements to, and not as substitutes for, or superior to, the corresponding measures calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) from continuing activities before net interest expense, income tax expense (benefit) and depreciation, amortization, accretion and depletion, restructuring and transaction expenses, adjusted for other gains and losses and other expenses, net, which management does not consider representative of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA by segment as a percentage of segment revenues. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “―Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” and “—Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA by Segment” included on pages 11 and 12 of this press release.

Free Cash Flow is defined as net cash from operating activities less payments for capital expenditures. Free Cash Flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire Statement of Cash Flows. Please see table under “—Condensed Consolidated Statements of Cash Flows” included on page 8 of this press release.

The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measure, Adjusted EBITDA, contained in this press release to its most directly comparable GAAP financial measure, net income, as the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to its respective most directly comparable GAAP financial measure is not (and was not, when prepared) available to the Company without unreasonable efforts due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income includes the impact of depreciation, income taxes and certain other items that impact comparability between periods, which may be significant and are difficult to project with a reasonable degree of accuracy. In addition, we believe such reconciliation could imply a degree of precision that might be confusing or misleading to investors. The probable significance of providing this forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks”, “will,” “could,” “may” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position and results, financial performance, liquidity, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry, U.S. and global market and economic conditions generally and macroeconomic conditions worldwide (including inflation, interest rates, supply chain disruptions and capital and credit markets conditions) and other uncertainties (such as the war in Ukraine and conflict in Israel and broader geopolitical tensions in the Middle East and eastern Europe) that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2023 and subsequent reports on Form 10-Qs and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Rentals	$97,857	$99,851	$113,201	$305,799	$334,433
Well Services	99,450	101,230	97,184	301,223	340,562
Total revenues	197,307	201,081	210,385	607,022	674,995

Rentals	35,227	36,596	37,769	109,589	109,258
Well Services	74,172	71,672	72,076	214,717	239,062
Total cost of revenues	109,399	108,268	109,845	324,306	348,320

Depreciation, depletion, amortization and accretion	21,077	20,868	20,490	62,392	61,250
General and administrative expenses	33,458	33,404	30,089	101,837	92,256
Restructuring and transaction expenses	5,891	-	-	5,891	1,983
Other gains, net	(133)	(614)	(4,073)	(1,829)	(5,424)
Income from operations	27,615	39,155	54,034	114,425	176,610

Other income (expense):
Interest income, net	5,032	5,760	6,629	17,632	18,581
Loss on Blue Chip Swaps	(5,113)	-	(12,120)	(5,113)	(12,120)
Other income (expense)	979	(2,082)	(4,520)	(2,916)	(8,508)
Income from continuing operations before income taxes	28,513	42,833	44,023	124,028	174,563
Income tax expense	(6,597)	(13,370)	(11,403)	(34,754)	(44,615)
Net income from continuing operations	21,916	29,463	32,620	89,274	129,948
Income from discontinued operations, net of income tax	-	1,896	128	1,896	408
Net income	$21,916	$31,359	$32,748	$91,170	$130,356

Income per share - basic:
Net income from continuing operations	$1.09	$1.46	$1.62	$4.43	$6.46
Income from discontinued operations, net of income tax	-	0.09	0.01	0.09	0.02
Net income	$1.09	$1.55	$1.63	$4.52	$6.48

Income per share - diluted
Net income from continuing operations	$1.09	$1.46	$1.62	$4.42	$6.45
Income from discontinued operations, net of income tax	-	0.09	-	0.10	0.02
Net income	$1.09	$1.55	$1.62	$4.52	$6.47

Weighted-average shares outstanding
Basic	20,177	20,172	20,136	20,170	20,123
Diluted	20,186	20,183	20,159	20,182	20,144

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$325,881	$391,684
Accounts receivable, net	200,106	276,868
Inventory	70,293	74,995
Income taxes receivable	13,383	10,542
Prepaid expenses	23,363	18,614
Other current assets	7,765	7,922
Total current assets	640,791	780,625
Property, plant and equipment, net	306,285	294,960
Note receivable	72,694	69,005
Restricted cash	54,707	85,444
Deferred tax assets	59,555	67,241
Other assets, net	42,319	43,718
Total assets	$1,176,351	$1,340,993

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$38,897	$38,214
Accrued expenses	106,203	103,782
Income taxes payable	20,100	20,220
Decommissioning liability	30,747	21,631
Total current liabilities	195,947	183,847
Decommissioning liability	140,030	148,652
Other liabilities	38,599	47,583
Total liabilities	374,576	380,082

Total equity	801,775	960,911
Total liabilities and equity	$1,176,351	$1,340,993

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Cash flows from operating activities
Net income	$21,916	$31,359	$32,748	$91,170	$130,356
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, depletion, amortization and accretion	21,077	20,868	20,490	62,392	61,250
Loss on Blue Chip Swaps	5,113	-	12,120	5,113	12,120
Washington State Tax Settlement	-	-	-	-	(27,068)
Decommissioning costs	(5,111)	(143)	(3,401)	(5,684)	(6,279)
Other non-cash items	(2,642)	4,205	566	4,798	23,357
Changes in operating assets and liabilities:	22,162	17,487	(10,112)	67,396	(38,390)
Net cash from operating activities	62,515	73,776	52,411	225,185	155,346

Cash flows from investing activities
Payments for capital expenditures	(12,005)	(34,744)	(21,592)	(67,447)	(67,218)
Proceeds from sales of assets	292	669	9,563	3,577	24,710
Proceeds from sales of Blue Chip Swap securities	8,121	-	9,656	8,121	9,656
Purchases of Blue Chip Swap securities	(13,234)	-	(21,776)	(13,234)	(21,776)
Net cash from investing activities	(16,826)	(34,075)	(24,149)	(68,983)	(54,628)

Cash flows from financing activities
Distributions to shareholders	-	-	-	(250,417)	-
Repurchase of shares	-	-	-	(962)	-
Other	(358)	-	-	(1,363)	(1,116)
Net cash from financing activities	(358)	-	-	(252,742)	(1,116)
Net change in cash, cash equivalents, and restricted cash	45,331	39,701	28,262	(96,540)	99,602
Cash, cash equivalents and restricted cash at beginning of period	335,257	295,556	410,447	477,128	339,107
Cash, cash equivalents, and restricted cash at end of period	$380,588	$335,257	$438,709	$380,588	$438,709

Reconciliation of Free Cash Flow
Net cash from operating activities	$62,515	$73,776	$52,411	$225,185	$155,346
Payments for capital expenditures	(12,005)	(34,744)	(21,592)	(67,447)	(67,218)
Free Cash Flow	$50,510	$39,032	$30,819	$157,738	$88,128

Free Cash Flow is a Non-GAAP measure. See Non-GAAP Financial Measures for our definition of Free Cash Flow.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
REVENUE BY GEOGRAPHIC REGION BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
U.S. land
Rentals	$28,934	$32,713	$37,478	$100,653	$127,341
Well Services	7,027	6,242	8,223	20,735	20,384
Total U.S. land	35,961	38,955	45,701	121,388	147,725

U.S. offshore
Rentals	32,228	30,644	44,681	100,123	117,867
Well Services	17,489	23,125	14,459	69,486	54,185
Total U.S. offshore	49,717	53,769	59,140	169,609	172,052

International
Rentals	36,695	36,494	31,042	105,023	89,225
Well Services	74,934	71,863	74,502	211,002	265,993
Total International	111,629	108,357	105,544	316,025	355,218
Total Revenues	$197,307	$201,081	$210,385	$607,022	$674,995

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
SEGMENT HIGHLIGHTS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Revenues
Rentals	$97,857	$99,851	$113,201	$305,799	$334,433
Well Services	99,450	101,230	97,184	301,223	340,562
Total Revenues	$197,307	$201,081	$210,385	$607,022	$674,995

Income (loss) from Operations
Rentals	$43,856	$44,061	$56,253	$139,128	$167,373
Well Services	3,789	10,686	10,581	27,867	50,860
Corporate and other	(20,030)	(15,592)	(12,800)	(52,570)	(41,623)
Income from operations	$27,615	$39,155	$54,034	$114,425	$176,610

Adjusted EBITDA
Rentals	$55,915	$56,023	$68,791	$174,959	$204,632
Well Services	15,427	19,078	15,137	56,028	69,697
Corporate and other	(13,576)	(15,078)	(12,125)	(45,096)	(37,207)
Total Adjusted EBITDA	$57,766	$60,023	$71,803	$185,891	$237,122

Adjusted EBITDA Margin
Rentals	57%	56%	61%	57%	61%
Well Services	16%	19%	16%	19%	20%
Corporate and other	n/a	n/a	n/a	n/a	n/a
Total Adjusted EBITDA Margin	29%	30%	34%	31%	35%

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Financial Measures for our definition of Adjusted EBITDA and pages 11 and 12 for a reconciliation to income (loss) from operations.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net income from continuing operations	$21,916	$29,463	$32,620	$89,274	$129,948
Depreciation, depletion, amortization and accretion	21,077	20,868	20,490	62,392	61,250
Interest income, net	(5,032)	(5,760)	(6,629)	(17,632)	(18,581)
Income tax expense	6,597	13,370	11,403	34,754	44,615
Restructuring expenses and other adjustments (1)	9,074	-	(2,721)	9,074	(738)
Loss on Blue Chip Swap Securities	5,113	-	12,120	5,113	12,120
Other (income) expense, net	(979)	2,082	4,520	2,916	8,508
Adjusted EBITDA	$57,766	$60,023	$71,803	$185,891	$237,122

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Financial Measures for our definition of Adjusted EBITDA.

(1) Restructuring expenses and other adjustments for the three and nine months ended September 30, 2024 relate to costs associated with changes in our executive management and other restructuring costs. Adjustments for the three and nine months ended September 30, 2023 relate to exit and disposal activities related to non-core businesses and other restructuring costs.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Rentals
Income from operations	$43,856	$44,061	$56,253	$139,128	$167,373
Depreciation, depletion, amortization and accretion	12,059	11,962	12,538	35,831	37,259
Adjusted EBITDA	$55,915	$56,023	$68,791	$174,959	$204,632

Well Services
Income from operations	$3,789	$10,686	$10,581	$27,867	$50,860
Depreciation, depletion, amortization and accretion	8,455	8,392	7,277	24,978	21,558
Restructuring expenses and other adjustments (1)	3,183	-	(2,721)	3,183	(2,721)
Adjusted EBITDA	$15,427	$19,078	$15,137	$56,028	$69,697

Corporate
Loss from operations	$(20,030)	$(15,592)	$(12,800)	$(52,570)	$(41,623)
Depreciation, depletion, amortization and accretion	563	514	675	1,583	2,433
Restructuring expenses and other adjustments (1)	5,891	-	-	5,891	1,983
Adjusted EBITDA	$(13,576)	$(15,078)	$(12,125)	$(45,096)	$(37,207)

Total
Income from operations	$27,615	$39,155	$54,034	$114,425	$176,610
Depreciation, depletion, amortization and accretion	21,077	20,868	20,490	62,392	61,250
Restructuring expenses and other adjustments (1)	9,074	-	(2,721)	9,074	(738)
Adjusted EBITDA	$57,766	$60,023	$71,803	$185,891	$237,122

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Financial Measures for our definition of Adjusted EBITDA.

(1) Restructuring expenses and other adjustments for the three and nine months ended September 30, 2024 relate to costs associated with changes in our executive management and other restructuring costs. Adjustments for the three and nine months ended September 30, 2023 relate to exit and disposal activities related to non-core businesses and other restructuring costs.